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                                                                   Exhibit 10.45

                                 AMENDMENT NO. 1

                                     TO THE

                   AMETEK 401(k) PLAN FOR ACQUIRED BUSINESSES
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2002)

         WHEREAS, the AMETEK 401(k) Plan for Acquired Businesses (the "Plan") was adopted effective May 1, 1999;

         WHEREAS, the Plan was amended and restated effective January 1, 2002;

         WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time from time to time; and

         WHEREAS, AMETEK now desires to amend the Plan to (1) clarify the authority of AMETEK to merge, consolidate or transfer assets held on behalf of Participants and their Beneficiaries from or to another plan meeting the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, and (2) increase the limit on catch-up contributions from 50% of a participant's compensation to 75% of a participant's compensation.

         NOW THEREFORE, the Plan is hereby amended as follows:

                  FIRST: Section 10.6 of the Plan is hereby amended to read in its entirety as follows:

                  "10.6 Merger of Plan. Pursuant to action of the Board of Directors, the Plan may be merged or consolidated with, or a portion of its assets and liabilities may be transferred to, another plan meeting the requirements of Section 401(a) of the Code or any successor provision of law, or a portion of the assets and liabilities of another such plan may be transferred to the Plan, provided such merger, consolidation or transfer is accompanied by a transfer of such existing records and information as may be necessary to properly allocate such assets among Participants and to provide any tax or other necessary information to the persons administering the Plan or receiving the assets, and further provided that each Participant or Beneficiary shall be entitled to receive a benefit immediately after such merger, consolidation or transfer if this Plan or such other plan were then terminated which is at least equal to the benefit the Participant or Beneficiary would have been entitled to receive immediately before such merger, consolidation or transfer if this Plan or such other plan had been terminated."

                  SECOND: Section 4.1(c) of the Plan is hereby amended by replacing the phrase "and not more than 50 percent (50%) of his Compensation" with the phrase "and not more than 75 percent (75%) of his Compensation."

                  THIRD: The provisions of this Amendment No. 1 shall be effective as of January 1, 2004.

         IN WITNESS WHEREOF, AMETEK has caused this Amendment to be executed, in its corporate name, by its duly authorized officer on this 10th day of December, 2003.

                                           AMETEK, Inc.

                                           By: /s/ John J. Molinelli
                                              ----------------------

Attest: Kathryn E. Londra